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                                                           EXHIBIT 4.(ii)(c)(12)

                     MODIFICATION AND ASSUMPTION AGREEMENT

     This MODIFICATION AND ASSUMPTION AGREEMENT ("Agreement") is entered into March 25, 1997, effective as of December 31, 1996, among the following parties (collectively, the "Parties"):

     (i) THE UNITED STATES OF AMERICA ("United States"), represented by the Secretary of Transportation, acting by and through the Maritime Administrator ("Secretary");

     (ii) Great AQ Steamboat, L.L.C. (the "Successor Shipowner"), which is the successor, by merger with Great AQ Steamboat Co. (the "Original Shipowner"), at 11:59 p.m. on December 31, 1996, (the Successor Shipowner, after such merger being hereinafter referred to as the "Shipowner");

     (iii) The Bank of New York (the "Indenture Trustee"), appointed as Indenture Trustee pursuant to the Trust Indenture (as hereinafter defined).

                                  WITNESSETH:

     WHEREAS, on August 24, 1995, Original Shipowner issued obligations known as United States Government Guaranteed Ship Financing Obligations, American Queen Series (the "Obligations"), in the original aggregate principal amount of $60,589,000.00 (the "Guarantee Transaction"); and

     WHEREAS, the Original Shipowner and the Successor Shipowner agreed to merge, with the Successor Shipowner as the surviving entity (the "Merger"), and, as such, the Shipowner wishes to amend the documents in the Guarantee Transaction as necessary to reflect the Merger.

     NOW, THEREFORE, in consideration of the mutual rights and obligations set forth herein and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.01. Certain Definitions. As used herein, each of the following defined terms shall have the respective meaning set forth opposite such term:

     (a) "Authorization Agreement" shall mean the Authorization Agreement dated August 24, 1995 (Contract No. MA-13047), between the Secretary and the Indenture Trustee, as modified and/or supplemented to date;

     (b) "Depository Agreement" shall mean the Depository Agreement dated August 24, 1995 (Contract No. MA-13051), among Shipowner, the Secretary and the Indenture Trustee, as modified and supplemented to date;



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     (c) "First Mortgage" shall mean that certain First Preferred Ship Mortgage
          (Contract No. MA-13049) dated as of August 24, 1995, from the Original Shipowner to the Secretary and covering the AMERICAN QUEEN (Official No. 1030765), as recorded with the United States Coast Guard National Vessel Documentation Center in Preferred Mortgage Book No. NVDC 95-1, Instrument No. 179 on August 24, 1995, at 3:05 p.m.;

     (d) "Reserve Fund Agreement" shall mean the Title XI Reserve Fund and Financial Agreement dated as of August 24, 1995, between the Shipowner and the Secretary (Contract No. MA-13050), including without limitation the General Provisions incorporated therein;

     (e) "Secretary's Note" shall mean the Secretary's Note dated August 24, 1995, pursuant to the Security Agreement (as hereinafter defined) from the Original Shipowner to the Secretary, as endorsed by the Shipowner to date;

     (f) "Security Agreement" shall mean the Security Agreement dated August 24, 1995 (Contract No. MA-13048), between the Shipowner and the United States of America, as amended and/or supplemented to date; and

     (g) "Trust Indenture" shall mean the Trust Indenture dated August 24, 1995, between the Shipowner and Indenture Trustee, including without limitation the General Provisions incorporated therein, all as amended and/or supplemented to date.

                                   ARTICLE 2
              SUPPLEMENTAL INDENTURE AND MODIFICATION OF DOCUMENTS

     Section 2.01. Modification of Documents. Each of the Parties hereby agrees that each of the following documents (collectively, the "Documents") is modified as set forth herein, effective as of December 31, 1996 (the "Effective Date") (or, if such Party is not a party to the document in question, consents to the modification of such document by the parties thereto):

     (i)    the Trust Indenture;

     (ii)   the Authorization Agreement;

     (iii)  the Security Agreement;

     (iv)   the Reserve Fund Agreement; and

     (v)    the Depository Agreement.

     Without limiting the foregoing, the Shipowner shall also execute and deliver:

     (A) the endorsement to the Notes and Bonds as set forth in Section 2.02(b) below (as in the form of Exhibit A to this Agreement);

     (B) Endorsement to Secretary's Note (in the form of Exhibit B to this Agreement); and



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     (C) Supplement No. 1 to the Mortgage (in the form of Exhibit C to this
         Agreement).

     Section 2.02(a). Substitution of Great AQ Steamboat, L.L.C. for Great AQ Steamboat Co. The parties hereto agree that wherever Great AQ Steamboat Co. appears in any of the Documents Great AQ Steamboat, L.L.C. shall be substituted in lieu thereof unless the context otherwise so requires.

     (b) Supplemental Indenture. This Agreement shall also be deemed to be a supplement to the Indenture (this "Supplemental Indenture"). Effective as of December 31, 1996, (i) the Shipowner assumes payment of principal of and interest (and premium, if any) on the Outstanding Obligations issued under the Indenture in accordance with the terms of the Obligations and of the Indenture;
(ii) the Shipowner assumes the performance of the agreements of the Original Shipowner in the Indenture; and (iii) the Original Shipowner is hereby released from any and all obligations under the Indenture. The Shipowner may exercise every right and power of the Original Shipowner with the same effect as if the Shipowner had been named as the Original Shipowner. Nothing herein shall adversely affect the Indenture Trustee's own rights, duties or immunities under the Indenture.

     (c) The Obligations. The Obligations, of which $21,812,000.00 aggregate principal amount of Floating Rate Notes due August 24, 2005 (the "Notes") are Outstanding on the date hereof and $36,353,000.00 aggregate principal amount of 7.68% Sinking Fund Bonds due June 2, 2020 (the "Bonds") are Outstanding on the date hereof, shall each, together with any obligation issued in replacement of any of such Notes or Bonds, be endorsed by the Indenture Trustee with the following:

     "Great AQ Steamboat, L.L.C., a Delaware limited liability company, is successor in interest to Great AQ Steamboat Co. Great AQ Steamboat, L.L.C., effective December 31, 1996, assumed all of the rights, duties and obligations of Great AQ Steamboat Co. relating to this 2020 Bond (or 2005 Note, as applicable)."

     (d) The Authorization Agreement. Consistent with the provisions contained in this Agreement, the Authorization Agreement is hereby amended to reflect the succession of the Shipowner to the Original Shipowner.

     (e)   The Security Agreement.

     (i) Section 2.16 of the Security Agreement shall be restated in its entirety to read as follows: " (a) If the Shipowner is organized as a general partnership, limited liability company or a joint venture, then for so long as there is Outstanding any indebtedness to the United States of America pursuant to Title XI of the Merchant Marine Act, 1936, as amended, the partnership agreement, the limited liability company agreement, or agreement constituting a joint venture, shall not be amended, modified, or voluntarily terminated without the prior written consent of the Secretary;



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     (b) in each event where any action by the LLC, any Member, or the management of the LLC, results in dissolution of the LLC pursuant to the LLC Agreement or governing law, each Member shall forthwith take all steps necessary to reform and re-establish the LLC.";

     (c) All existing and future Members of the Shipowner as a limited liability company, are required to enter into an agreement with the Secretary, in form and substance satisfactory to the Secretary, whereby each Member agrees (i) that any amounts owed by the Shipowner to a Member in respect of its Interest (as that or the equivalent term is used in the LLC Agreement) shall be paid only to the extent such payment is permitted under Title XI Reserve Fund and Financial Agreement; (ii) that in the event of default by the Shipowner under the Security Agreement, the Member shall be subordinated in its rights to receive any distribution; (iii) to subordinate any rights to payments other than distributions, under any agreements with the Shipowner other than the LLC Agreement (including agreements of indemnification) to the Secretary's full recovery of any and all amounts owed under the Secretary's Note and the Mortgage."

     (ii) Section 6.01(b) of the Security Agreement is hereby amended by adding the following:

     "(10) Modification, amendment or termination of the Amended and Restated Limited Liability Company Agreement dated as of January 2, 1997, without the prior written consent of the Secretary.

     (11) Any failure by the Members to immediately reform the LLC in the event of dissolution of the LLC pursuant to the LLC Agreement or governing law."

     Section 2.03. Ratification. Except as modified pursuant to Section 2.02 hereof, each of the Documents is ratified and confirmed and shall be, and remain, in full force and effect.

                                   ARTICLE 3

                                   ASSUMPTION

     Section 3.01. Assumption. As of the Effective Date, pursuant to the Merger, the Shipowner assumes all of the Original Shipowner's rights, privileges, duties and obligations set forth in the Documents, as amended through the date hereof, including the payment of principal of (and premiums, if any) and interest on the Outstanding Obligations in accordance with the terms of the Obligations.

     Section 3.02. Secretary's Consent. Effective as of the date set forth above, the Secretary consents to the Supplemental Indenture and the modification of the Documents as set forth in Article 2, and to the assumption by the Shipowner as set forth above. The Secretary further approves the form of the endorsement to the Notes and Bonds attached hereto as Exhibit A, to the form of the Endorsement to the Secretary's


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Note, attached hereto as Exhibit B, and to the form of Supplement No. 1 to the
Mortgage, attached hereto as Exhibit C.

     Section 3.03. Definitions. Terms used but undefined herein shall have the meanings ascribed to them in Schedule X to the Security Agreement.

                                   ARTICLE 4
                                 MISCELLANEOUS

     Section 4.01. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and assigns.

     Section 4.02. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Parties relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the party against which enforcement of such amendment, waiver or discharge is sought.

     Section 4.03. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 4.04. No Waiver; Cumulative Remedies. No Party to this Agreement shall, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by all the Parties, and then only to the extent therein set forth. A waiver by any Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of such Party, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

     Section 4.05. Amendments. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by each of the Parties.

     Section 4.06. Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the United States and the laws of the State of Louisiana.

     Section 4.07. Consent to Jurisdiction. Shipowner consents to the jurisdiction of the courts and service of process in federal district court for the Eastern District of Louisiana.

     Section 4.08. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts, when so executed, shall for all purposes be



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deemed to be an original and all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, this Modification and Assumption Agreement has been duly executed by the Parties and is effective as of the day and year first above written, as evidenced by their authorized signatures set forth below.


                              GREAT AQ STEAMBOAT, L.L.C., a Delaware
                              limited liability company


                              By:     The Delta Queen Steamboat Co., a
                                      Managing Member

                                      By:     /S/ Jordan B. Allen
                                         --------------------------------
                                              Name:  Jordan B. Allen
                                              Title:  Senior Vice President


                              By: DQSB II, Inc., a Delaware corporation, a Managing Member

                                      By:     /S/ Jordan B. Allen
                                         --------------------------------
                                              Name:  Jordan B. Allen
                                              Title:  Senior Vice President


                              GREAT AQ STEAMBOAT, CO., a Delaware
                              corporation


                              By:     Great AQ Steamboat, L.L.C., a
                                      Delaware limited liability company,
                                      successor by merger to Great AQ
                                      Steamboat Co.

                                      By:     The Delta Queen Steamboat Co., a
                                              Delaware corporation,
                                              a Managing Member

                                              By:     /S/ Jordan B. Allen
                                                 -----------------------------
                                                 Name:  Jordan B. Allen
                                                 Title:  Senior Vice President


                                      6

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                                      By:     DQSB II, Inc., a Delaware
                                              corporation, a Managing Member

                                              By:   /S/ Jordan B. Allen
                                                 ------------------------------
                                                  Name:  Jordan B. Allen
                                                  Title:  Senior Vice President



                                UNITED STATES OF AMERICA
                                represented by the SECRETARY OF
                                TRANSPORTATION acting by and
                                through the MARITIME ADMINISTRATOR


                                By:   /S/ Joel C. Richard
                                   --------------------------------
                                      Secretary
                                      Maritime Administrator



ATTEST:

/S/ Patricia E. Byrne
--------------------------
Assistant Secretary
Maritime Administation


                                THE BANK OF NEW YORK

                                By:   /S/ Mary Lagumina
                                   -------------------------------
                                      Indenture Trustee



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                                ACKNOWLEDGMENTS


STATE OF ILLINOIS         )
                          )                SS.:
COUNTY OF COOK            )

         On this 25th day of March, 1997, before me personally appeared Jordan
B. Allen, known to me to be the person whose name is subscribed to the foregoing instrument and who, being by me duly sworn, did depose and say that he is Senior Vice President of The Delta Queen Steamboat Co. and DQSB II, Inc., the Managing Members of GREAT AQ STEAMBOAT, L.L.C., a Delaware limited liability company, and acknowledged to me that he executed the same on behalf of said companies for the purposes and consideration therein expressed and as the free and voluntary act and deed of himself and said companies.


                                           /S/ Andria Sheldon
         (SEAL)                            -------------------------------
                                           Notary Public

My commission expires:  4/28/00





STATE OF ILLINOIS         )
                          )                SS.:
COUNTY OF COOK            )

         On this 25th day of March, 1997, before me personally appeared Jordan
B. Allen, known to me to be the person whose name is subscribed to the foregoing instrument and who, being by me duly sworn, did depose and say that he is Senior Vice President of The Delta Queen Steamboat Co. and DQSB II, Inc., the Managing Members of GREAT AQ STEAMBOAT, L.L.C., a Delaware limited liability company, successor by merger and operation of law to Great AQ Steamboat Co., a Delaware corporation, and acknowledged to me that he executed the same on behalf of said companies for the purposes and consideration therein expressed and as the free and voluntary act and deed of himself and said companies.

                                           /S/ Andria Sheldon
         (SEAL)                            -------------------------------
                                           Notary Public

My commission expires:  4/28/00



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STATE OF NEW YORK                 )
                                  )                SS.:
CITY OF NEW YORK                  )

          I, the undersigned, a Notary Public in and for the State of New York, do hereby certify that Mary Lagumina, on this 25th day of March, 1997, personally appeared before me an Assistant Vice President of The Bank of New York, the aforesaid officer being personally well known to me as the person who executed the foregoing instrument hereto annexed and acknowledged the same to be her free act and deed as said officer on behalf of The Bank of New York. GIVEN under my hand and seal this __________ day of ________, 1997.


                                                     William J. Cassels
                                                 --------------------------
                                                       Notary Public

(Notorial Stamp and Seal)

My Commission Expires:  5/16/98



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                                   EXHIBIT A

Great AQ Steamboat, L.L.C., a Delaware limited liability company, is successor in interest to Great AQ Steamboat Co. Great AQ Steamboat, L.L.C., effective December 31, 1996, assumed all of the rights, duties and obligations of Great AQ Steamboat Co. relating to this 2020 Bond.

Great AQ Steamboat, L.L.C., a Delaware limited liability company, is successor in interest to Great AQ Steamboat Co. Great AQ Steamboat, L.L.C., effective December 31, 1996, assumed all of the rights, duties and obligations of Great AQ Steamboat Co. relating to this or 2005 Note.




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